NOTICE OF ANNUAL MEETING
                          TO BE HELD AUGUST 19. 2003



                  To the Shareholders of The Valley Forge Fund



NOTICE IS HEREBY GIVEN that the Annual Meeting of The Valley Forge Fund will be held at 1375 Anthony Wayne Drive, Wayne, PA. 19087 on August 19, 2003 at 7:30 PM for the following purposes.


  1) To elect or reject six (6) directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

  2) To ratify or reject the selection of Sanville & Company, Certified Public Accountants to audit and certify financial statements of the Fund for the fiscal year ending December 31, 2003.

  3) To transact such other business as may properly come before the meeting or any general adjournments thereof.



 The Board of Directors has fixed the close of business on June 9, 2003 as the record date for determination of the shareholders entitled to notice of, and to vote at the meeting.



             PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IF
              YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON.


               PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED.













                               VALLEY FORGE FUND

                                 PRIVACY POLICY






                                                               June 6, 2003




Dear Shareholders:

The Federal Securities & Exchange Commission has adopted a ruling regarding the "Privacy of Consumer Finacial Information" known as Regulation S-P. This ruling states that financial institutions such as your Fund must provide you with this notice of our privacy policies and practices on an annual basis. We are pleased to report that:

  A: Information We Collect - Our application forms contain names, addresses, phone numbers, W9 status and social security or tax ID numbers for regular accounts. Our IRA application forms also contain birth date and beneficiary information. We also keep record of all of your security transactions such as your account balances and transaction histories.

  B: Our Disclosure Statement - We only disclose personal information about you either while you are a shareholder or if you have left the Fund as required by law. And, since we handle regular transactions internally, the number of employees that even see your information is limited. However, funds cannot be IRA trustees. We use Delaware Charter Guarantee and Trust Co. to provide this service which requires that we disclose our IRA shareholder name and ad-dress list to it on an annual basis. In this regard, we have forwarded a letter requiring them to get permission from our IRA shareholders if they wish to use the information we supply other than that required by law.


You may call 1-800-548-1942 if there are any questions about our Regulation S-P status.







Respectfully submitted



/s/ Bernard B. Klawans
    President
















                                PROXY STATEMENT
                             THE VALLEY FORGE FUND
          1375 Anthony Wayne Dr.  Wayne, PA. 19087   Tel. 1-800-548-1942


Enclosed herewith is notice of an Annual Meeting of Shareholders of The Valley Forge Fund (the "Fund") and a proxy form solicited by the Board of Directors of the Fund. This material was first mailed to shareholders on June 16, 2003.

Exercised proxies may be revoked by you at any time either by mail notice to the Fund, resubmittal at a later date or voting at the meeting. Please place your instructions on the enclosed one, then sign, date and return.

The Fund has one class of capital stock of the Fund, all having equal voting rights. On June 9, 2003, the date of record, there were 1,033,112.5909 shares outstanding, held by shareholders entitled to notice of and to vote at the meet-ing. In all matters, each share has one vote.

A quorum must exist to hold an annual meeting. It requires that more than fifty percent of the outstanding shares be present or represented by proxy. Absten-tions and broker accounts that do not vote are considered as being present with negative votes. Sixty-seven percent of the votes cast or fifty percent of the outstanding shares, whichever is less, will pass any proposal presented.



                     PROPOSAL #1: ELECTION OF DIRECTORS

The six directors listed below have consented to serve if elected until the next Annual Meeting of Shareholders or until their successors are elected and quali-fied. All current Fund Officers are also presented in the following table.

  Name, Address     Position  in  Term  of Office  Principal     #  of    Other
     and Age          the Fund     and Length of   Occupation    Funds   Direct-
                                    Time Served    Past  Five   in Fund  orships
                                                     Years      Complex    Held
                                                                Overseen
                                                              by  Director
  Interested Directors & Officers
*Bernard B Klawans   President   Elected for One  President  of    One     None
1375 Anthony Wayne      and       Year.  Served   Valley  Forge
Wayne PA             Director    Since Inception      Fund
     82                           Dec. 15, 1972

*William A Texter    Secretary   Elected for One  Retired Mgr.     One     None
551 Red Coat Lane       and       Year.  Served   PECO  Energy
Phoenixville PA      Director         Since       Philadelphia
     56                           Jan. 30, 2001        PA

  Interested Officer
Sandra K Texter      Treasurer   Elected for One  System Analyst   None     None
551 Red Coat Lane                 Year.  Served   Lockeed Martin
Phoenixville PA                       Since       King of Prussia
     52                           Jan. 30, 2003         PA

* "Interested persons" as defined in the Investment Company Act of 1940. Mr. Klawans is an "interested person" because of his ownership of the Fund's Invest-ment Adviser. William and Sandra Texter, who are man and wife, are "interested persons" because all officers of the Fund are consideres to be so.

  Continued Table
  Name, Address     Position  in  Term  of Office  Principal     #  of    Other
     and Age          the Fund     and Length of   Occupation    Funds   Direct-
                                    Time Served    Past  Five   in Fund  orships
                                                     Years      Complex    Held
                                                                Overseen
                                                              by  Director
  Independent Directors
Victor J. Belanger    Director    Elected for One  Chief  Finan.   One     None
PO Box 96                          Year.  Served      Officer
Princeton Junction NJ                  Since        Linearizer
     61                            Aug. 18, 1980    Tech. Inc.
                                                  Robinsville NJ

Dr. Gerd H. Dahl      Director    Elected for One Retired Chemist  One     None
679 Jefferson Road                 Year.  Served    Elf Atochem
Bryn Mawr PA                      Since Inception      N. A.
     72                            Dec. 15, 1972   Philadelphia
                                                         PA

Dr. James P. King     Director    Elected for One    President     One     None
904 Breezewood Lane                Year.  Served    Desilube Tech
Lansdale PA                       Since Inception        Inc.
     71                            Dec. 15, 1972      Lansdale PA

Donald A. Peterson   Director     Elected for One       Retired    One     None
3741 Worthington Rd                Year.  Served      Program Mgr.
Collegeville PA                        Since         Lockeed Martin
     62                            Aug. 15, 1984    King of Prussia
                                                          PA

Shareholders have one vote for each share they own for each of six Directors of their choice. All proxies returned to the Fund, except those specifically mark-ed to withhold authority, will be cast for the nominees listed above. A major-ity of the votes cast when a quorum is present will elect each director. All nominees stood for election last year and were overwhelmingly reelected.


                     BOARD MEETINGS AND DIRECTORS DUTIES

Meetings: There were five board meetings in 2002. Mr. Texter attended four. All remaining five directors attended all five meetings.

Director Duties: The Board of Directors select officers to run the Fund, propose all changes in operating procedures where approval of a majority of the Inde-pendent Directors is required, pass on the Fund's auditor on a yearly basis and monitor Fund activities to insure to the best of their collective abilities that Fund Officers are meeting Fund commitments to their shareholders, the Securities and Exchange Commission, the Internal Revenue Service and Blue Sky arrangements with the various states where the Fund offers its shares.

                FUND HOLDINGS OF THE PRESENT OFFICERS AND DIRECTORS

       Name            Dollar Range of Equity   Aggregate Dollar Range of Equity
                       Securities in the Fund     Securities in All Registered
                                                Investment Companies  Overseen
                                                   by Director in Family of
                                                     Investment Companies
  Interested officers and directors
Bernard B. Klawans         over $100,000                 over $100,000
Sandra K. Texter           over $100,000                 over $100,000
William A. Texter       $10,001 to $50,000            $10,001 to $ 50,000

  Independent directors
Victor J. Belanger         over $100,000                 over $100,000
Dr. Gerd H. Dahl        $10,001 to $50,000            $10,001 to $50,000
Dr. James P. King       $10,001 to $50,000            $10,001 to $50,000
Donald A. Peterson         over $100,000                 over $100,000

The above holdings represent all director's total dollar range of equity secur-ity holdings in all registered investment companies since they only serve the Valley Forge Fund.


                      REMUNERATION OF DIRECTORS AND OFFICERS

The Fund does not pay salaries to Officers or Directors of the Fund. Comppen-sations listed below are all travel and other expenses associated with attending meetings.

                                 Valley Forge Fund            Family of Funds
        Name                        Compensation               Valley  Forge
                                      in  2002             Compensation in  2002

  Interested directors and officers
*Bernard B. Klawans                     none                         none
*Sandra K. Texter                       none                         none
William A. Texter                     $  408                       $  408

  Independent directors
Victor J. Belanger                    $  544                       $  544
Dr. Gerd H. Dahl                      $  544                       $  544
Dr. James P. King                     $  544                       $  544
Donald A. Peterson                    $  544                       $  544

* Mr. Klawans and Mrs. Texter serve the Fund in many capacities but only receive compensation from the Management Company that Mr. Klawans owns.


                                   BROKERAGE

The Fund requires all brokers to effect transactions in portfolio securities in such a manner as to get prompt execution of orders at the most favorable price. Where consistant with best price and execution and, in light of its limited re-sources, the Fund will deal with primary markets in placing over-the-counter portfolio orders.

The Fund places all orders for purchase and sale of its securities through its president who is answerable to the Board of Directors. The President may select brokers who, in addition to meeting the primary requirements of execution and price, may have furnished statistical or other factual information and services that are helpful or necessary to the Fund's norman operation. These services may include economic or industry studies, security analysis and reports, sales literature and statistical services that are furnished either to the Fund or the Adviser. No effort is made to determine the value of these services or the amount they may have reduced Adviser expenses.

Other than as set forth above, the Fund has no fixed policy, formula, method or criteria used in allocating brokerage busines to brokers furnishing these mater-ials and services. In its most recently completed year, 2002, the Fund paid $10,910 in brokerage commissions. Commissions were $15,806 in 2001 and $16,600 in 2000. The Board of Directors evaluates and reviews annually the reasonable-ness of brokerage commissions paid.



          PROPOSAL #2: RATIFICATION OR REJECTION OF SELECTION OF AUDITOR

Your Board of Directors recommend, subject to shateholder approval, Sanville & Company Certified Public Accountants to audit and certify financial statements of the Fund for the year 2003 since they performed our 2002 audit in an exem-plary fashion at a competitive price.

Audit Fees: The fee charged for the 2002 audit by Sanville & Company was $5,798. The fee for the year 2003 is expected to be slightly less. This charge will in-clude reporting its findings to the Securities and Exchange Commission along with the Fund's Board of Directors concerning the certified audit. The status of the Fund's securities held in corporate name is also reported three times a year as required since the Fund acts as self-custodian.

All Other Fees: None

Financial Information System Design and Implementation Fees: None

The Board odf Directors has adopted procedures to pre-approve the types of pro-fessional services required of their auditors. This service must have the au-ditor completely independent of the Fund. Neither Sanville & Co. nor any of its partners may have any direct or material indirect interest in the Fund and will provide no non-auditing services. Ni representative of Sanville & Co. will be present at the meeting unless requested by a shareholder in advance of the meet-ing. Requests, if desired, should be directed to the Secretary of the Fund.


                             SHAREHOLDER PROPOSALS

The Fund tentatively expects to hold its next annual meeting in August 2004. Shareholder proposals may be presented at that meeting provided they are recei-ved by the Fund not later than January 4, 2004 in accordance with Rule 14a-8 under the Securities & Exchange Act of 1934 which sets forth certain require-ments.


                                OTHER MATTERS

The Board of Directors knows of no other matters to be presented at the meeting other than those mentioned above. Should other business come before the meeting, the proxies will be voted in accordance with the view of the Board of Directors.

                  PROXY - SOLICITED BY THE BOARD OF DIRECTORS
      VALLEY FORGE FUND ANNUAL MEETING OF SHAREHOLDERS AUGUST 19, 2003


The annual meeting of the VALLEY FORGE FUND will be held at 1375 Anthony Wayne Dr., Wayne PA at 7:30 P.M. The undersigned hereby appoints Bernard B. Klawans or William A. Texter as proxy to represent and to vote all shares of the under-signed at the annual meeting of shareholders and all adjournments therof, with all powers the undersigned would possess if personally present, upon the mat-ters specified below.

 SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED: IF NO DIRECTION IS INDICATED AS TO A PROPOSAL, THE PROXIES SHALL VOTE FOR SUCH PROPOSAL. THE PROXIES MAY VOTE AT THEIR DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

The Board of Directors recommends that you vote FOR on all Proposals.


1. Election of Directors.
            ___
           l___l  FOR all nominees except as marked to the contrary below.
            ___
           l___l  WITHHOLD AUTHORITY to vote for all nominees.

    Instructions: To withhold authority to vote for nominees, strike a line through his/their name(s) in the following list.

         Bernard B. Klawans        William A. Texter        Victor J. Belanger
         Dr. Gerd H. Dahl          Dr, James P. King        Donald A. Peterson


2. Ratification or Rejection of Selection of Auditor
   egies of the Fund.
          ___                     ___                      ___
         l___l   FOR             l___l   AGAINST          l___l   ABSTAIN



Please mark, date, sign and return the proxy promptly in the enclosed envelope. For joint registrations, both parties should sign.




Dated ___________________, 2003                        _______________________
                                                       Shareholder's Signature



                                                       _______________________
                                                       Shareholder's Signature


You should review your address and note corrections below.